Navitas 3Q25 Earnings Call November 3, 2025 Exhibit 99.2

2Copyright Navitas Semiconductor This presentation contains information about future events, our future strategies and our future financial performance, including predictions or trends in our industry and markets. Except for statements of historical fact, the information contained herein constitutes forward-looking statements. Forward-looking statements are provided to allow investors and potential investors the opportunity to understand management’s beliefs and opinions about the future so that they may use such beliefs and opinions as one factor in evaluating an investment. These statements are not guarantees of future performance and undue reliance should not be placed on them. All forward-looking statements are subject to assumptions, risks and uncertainties that could cause actual events or results to differ materially from expectations expressed in our forward-looking statements. Important factors that can affect Navitas’ business, including factors that could cause actual results to differ from our forward-looking statements, are described in our earnings release. Please also refer to the risk factors sections in our most recent 10-K and 10-Q. Although forward-looking statements contained in this presentation are based upon assumptions that management believes are reasonable, there can be no assurance that our forward-looking statements will prove to be accurate. Our actual performance may differ from our projections, and our estimates, assumptions and strategies may change. Navitas assumes no obligation to update forward-looking statements to reflect actual results, changed circumstances or other events that may occur except as required by law. Forward-Looking Statements

3Copyright Navitas Semiconductor Leading the Next Chapter of Power Transformation • 25+ years of semiconductor industry experience in analog, power, mixed- signal, and digital products. • Prior leadership experience at Renesas Electronics’ Product Power Division, IDT, NXP, Fairchild Semiconductor, and Texas Instruments. • This is a transformation, not an evolution. • Pivot from a mobile and consumer foundation towards high-growth, high-power markets. • Focus: AI data centers, performance computing, energy and grid infrastructure, and industrial electrification. • Leveraging our foundation - technology leadership and proven reliability at scale in both GaN and high-voltage SiC. • Position Navitas to deliver results that are sustainable, scalable, and higher margin. • Enhance scale and quality of business and create long-term value for customers, employees, and stockholders. Chris Allexandre President and CEO of Navitas Transforming into Next Chapter - Navitas 2.0 Delivering Quality and Results

Navitas is Uniquely Positioned to Win in an Exciting High-Power Market Pioneered the GaN market and delivered in volume High-voltage SiC technology leadership AI DATA CENTERS ENERGY AND GRID INFRASTRUCTURE PERFORMANCE COMPUTING INDUSTRIAL ELECTRIFICATION Acceleration of Global Electrification is Creating an Unprecedented Opportunity for Power Semiconductors Deep partnership with hyperscalers, OEMs and ODMs 300+ patents issued or pending Portfolio provides complete breadth of solutions and system expertise – Grid to GPU Transformation and pivot to high-power markets 4

Who We Are Today and Who We Will Become Pioneered GaN technology and products to scale in power chargers Proven high-volume production and reliability Full breadth of portfolio and system engineering capabilities • New leadership • Resource reallocation and pivot to high power • Financial discipline • Go to market change • Focus on quality of engagements, pruning low quality revenue Navitas 2.0Navitas 1.0 Scalable Profitable Sustainable 5 Innovative and leading high- voltage SiC technology

6Copyright Navitas Semiconductor Decisive actions enabling the pivot to High Power New leadership and organizational structure. Sharp focus on high-power markets: resource reallocation, especially an expansion in US and reduction in mobile segment. Consolidating and streamlining distribution towards high-power centric partners better suited for Navitas 2.0, while adjusting inventory to focus on high-power markets. Resetting Q4 2025 revenue baseline moving away from lower-margin mobile revenue; guiding Q4 as the floor with expected sequential growth and margin expansion through 2026 driven by high-power revenue growth. 2026 is a transition year; focus on high-power markets consistently growing revenue, with less China exposure, and expanding gross margin. Financial discipline with prioritized investments, targeting OpEx reductions to drive higher returns. Leveraging a strong balance sheet to invest and accelerate the transformation.

Non GAAP - Financial Performance & Outlook

Navitas

	Q3'25	Q4'25		1Q26 and throughout 2026
Revenue	$10.1M	$7M + / - $0.25M	→	Continued QoQ sequential Growth
Gross Margin $	38.7%	38.5% + / - 0.5%	→	Margin gradual expansion through mix improvement to high power

- Q3'25: Delivered on revenue, gross margin, and OpEx targets
- Q4'25 & Q1'26: Transition period - resetting business focus from mobile and consumer to high-power markets
- Disciplined Opex and cash management
- Strong balance sheet: ~$150M cash post-Q3 to drive transformation.

Copyright Navitas Semiconductor

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8Copyright Navitas Semiconductor Key Developments and Product Roadmap First Entry into the Mid-Voltage GaN Segment: Introduction of new 100V GaN FETs for AI power and high-performance applications. Technology Leadership in High-Voltage SiC: Sampling of new 2.3kV and 3.3kV high-voltage SiC modules to leading energy storage and grid infrastructure customers. NVIDIA Ecosystem Partnership: Navitas is part of the NVIDIA 800V DC ecosystem, positioning the company at the center of next-generation power innovation for AI data centers.

9Copyright Navitas Semiconductor Navitas 2.0: Investor Takeaways New CEO with seasoned industry experience driving transformation, focused on efficiency and cost optimization.1 Strategic pivot to high-power markets: AI data center, performance computing, energy and grid infrastructure, and industrial electrification.2 Decisive actions underway to reduce exposure to China/mobile and exit lower-margin businesses while reallocating resources to accelerate progress in high-power markets.3 2026 is a transition year; restructuring sets up stronger growth with gradual margin expansion and focus on engagements in high-power markets.4 Financial discipline and customer validation will support a clear path to sustainable profitability.5

10Copyright Navitas Semiconductor Appendix Reconciliation of Gross Profit Margin Q325 Actual Q425 Outlook (dollars in thousands) GAAP Net revenues 10,112$ 7,000$ Cost of revenues (exclusive of amortization of intangibles) (6,281) (4,385) Cost of revenues (amortization of intangibles) (4,038) (4,038) GAAP Gross profit (207) (1,423) GAAP Gross margin (2.0%) (20.3%) Cost of revenues (amortization of intangibles) 4,038 4,038 Stock-based compensation 81 81 Non-GAAP Gross profit 3,912$ 2,696$ Non-GAAP Gross margin 38.7% 38.5%